4810 - 120th Street West, Apple Valley, MN 55124-8628
Telephone: (952) 994-7651 or Fax: (651) 454-5143



                                                 October 31, 2005

ROBERT C. HARVEY
CHAIRMAN OF THE BOARD
     AND
CHIEF EXECUTIVE OFFICER



Dear Shareholder:

You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Monday, December 12, 2005, at 9:00 a.m., local time, at the law firm of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota.

The following notice of meeting identifies each business item for your action.These items and the vote the Board of Directors recommends are:

                    Item                     Recommended Vote

     1.   Election of five directors                        FOR

     2.   Ratification of WIPFLI LLP                        FOR

We have also included a proxy statement that contains more information about these items and the meeting.

Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by voting and signing the accompanying proxy card and promptly returning it in the enclosed envelope.

/s/ Robert C. Harvey

Robert C. Harvey
Chairman of the Board and Chief Executive Officer
                     OAKRIDGE HOLDINGS, INC.

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                  TO BE HELD DECEMBER 12, 2005


TO THE SHAREHOLDERS OF COMMON STOCK
OF OAKRIDGE HOLDINGS, INC.

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Oakridge Holdings, Inc. (the "Company"), will be held on Monday, December 12, 2004, at 9:00 a.m., local time, at the law firm of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota. The purposes of the meeting are:

     1. To elect five persons to serve as directors of the Company until the next Annual Meeting of the Shareholders or until their respective successors shall be elected and qualified.

     2. To ratify the appointment of WIPFLI LLP, as the independent auditors of the Company for the fiscal year ending June 30, 2006, and

     3. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors set October 1, 2005, as the record date for the meeting.This means that shareholders of the Company's common stock, par value $.10 per share, at the close on that date are entitled to (1) receive notice of the meeting and (2) vote at the meeting and any adjournments or postponements of the meeting. We will make available a list of shareholders of the Company entitled to vote at the meeting for inspection during normal business hours from November 25, 2005 through December 06, 2005, at the offices of Stinar HG, Inc., 3255 Sibley Memorial Highway, Eagan, Minnesota. This list will also be available at the meeting.

                              /s/ Robert B. Gregor

                            By Order of the Board of Directors
                            Robert B. Gregor
                            Secretary

Apple Valley, Minnesota
October 31, 2005



TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THE PURPOSE. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.




                     OAKRIDGE HOLDINGS, INC.
                     4810 120TH Street West
               Apple Valley, Minnesota  55124-8628

                         PROXY STATEMENT
               FOR ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD DECEMBER 12, 2005


The Board of Directors of Oakridge Holdings, Inc. (the "Company") furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2005 Annual Meeting of Shareholders of the Company. The meeting will be held on Monday, December 12, 2005 at 9:00 a.m., local time, or at any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held at the law firm of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN. The proxies also may be voted at any adjournments or postponements of the meeting.

A shareholder can revoke a proxy by any one of the following three actions: giving written notice to the Secretary of the Company, delivering a later dated proxy or voting in person at the meeting. The mailing address of the principal executive office of the Company is located at 4810 - 120th Street West, Apple Valley, Minnesota 55124-8628. The date this Proxy Statement is first being mailed or given to shareholders is on or about October 31, 2005.

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram, electronic mail or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company. All properly executed written proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the meeting in accordance with the directions given in this proxy. Below is a list of the different votes shareholders may cast at the meeting pursuant to this solicitation.

- In voting on the election of five directors to serve until the 2006 Annual Meeting of Shareholders, shareholders may vote in one of three ways:
               (1)  in favor of all nominees,
               (2)  withhold votes as to all nominees, or
               (3)  withhold votes as to specific nominees.
- In voting on the ratification of the appointment of WIPFLI LLP as independent auditors, shareholders may vote in one of the three following ways:
               (1)  in favor of the proposal,
               (2)  against the proposal, or
               (3)  abstain from voting on the proposal.

Shareholders should specify their choice on each matter on the enclosed proxy. If no instructions are given, proxies which are signed and returned will be voted FOR the election of all nominees and FOR the proposal to ratify the appointment of WIPFLI
LLP.

The election of directors will require approval by a plurality of the voting power of the shares of the Company's common stock, par value $.10 per share (the "Common Stock"), voting in person or by proxy at the meeting. All other proposals will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting. For the election of directors, withheld votes do not affect whether a nominee has received sufficient votes to be elected. For purposes of determining whether the shareholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting and have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Only holders of Common Stock of record at the close of business on October 1, 2005, are entitled to vote at the meeting or adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On the record date, 1,431,503 shares of the Common Stock were issued and outstanding. The presence at the Annual Meeting, in person or by proxy, of the holders of 20% of the outstanding shares of Common Stock entitled to vote at the meeting is required for a quorum for the transaction of business. Holders of shares of Common Stock are not entitled to cumulate voting rights.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL
OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING AND FOR THE
ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY
STATEMENT.

                         PROPOSAL NO. 1

                      ELECTION OF DIRECTORS

Board of Directors:

The By-laws of the Company provide that the Board of Directors (the "Board") will determine the number of directors. The Board has set its size at five. The Board has nominated the five individuals below to stand for election as directors of the Company at the Annual Meeting.
Should any of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may designate substitute nominees. If that occurs, the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of the substitute nominee or nominees.

Recommendation of the Board of Directors Concerning the Election of Directors
The Board of Directors of the Company recommends a vote For Robert Harvey, Robert Gregor, Hugh McDaniel, Pamela Whitney and Robert Lindman to hold office until the 2006 Annual Meeting of Shareholders. Proxies received by the Board of Directors will be voted FOR all of the nominees unless shareholders specify a contrary choice in their proxy.

Information about Nominees
The following information has been furnished to the Company, as of October 31, 2005, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

   Nominees for       Age        Principal Occupation     Director
     Election                                               Since
Robert C. Harvey      54      Chairman of the Board,        1992
                              Chief Executive Officer
                              and Chief Financial
                              Officer of the Company and
                              its wholly owned
                              subsidiaries
Robert B. Gregor      54      V.P. of Sales and             1993
                              Marketing of the Company's
                              wholly owned subsidiary
Hugh McDaniel         66      Real Estate Broker            1992
Pamela Whitney        53      Auditor for Epstein Weber     2003
                              Conover, PLC.
Robert Lindman        62      Retired, former owner of      2003
                              Golden Triangle Forms Co.

Other Information about Nominees

Except as indicated below, there has been no change in the principal occupation or employment of the nominees during the past five years.

Mr. Harvey has been the Chairman of the Board, Chief Executive
Officer and Chief Financial Officer of the Company and Stinar HG,
Inc. since November 1992, and a director and President of Oakridge Cemeteries since November 1992.

Mr. Gregor has been V.P. of Marketing and Sales and Secretary for Stinar HG, Inc. since January 1, 1999, and prior to joining
Stinar HG, Inc. he was Senior Account Executive at E.F. Johnson
Company since 1993.

Mr. McDaniel is retired Commander of the United States Naval
Reserves and has been a residential real estate broker since
1973.

Ms. Pamela Whitney is presently an auditor for the CPA firm of Epstein Weber & Conover, PLC and before that was an Inventory Exchange Supervisor at Phillips 66 from 2000 to 2005. Prior to Phillips 66, Ms. Whitney was at the CPA firm of Kilpatrick, Luster & Co., PLLC.

Mr. Robert Lindman is presently retired. Prior to retiring in 2000, Mr. Lindman was the sole owner of Golden Triangle Forms Co.
for 30 years.

Information about the Board and its Committees

The business and affairs of the Company are managed by the Board, which met one time in person and three times by telephone during the fiscal year ended June 30, 2005. All of the directors attended all meetings of the Board and of the committees on which they served during the year. The Board of Directors has established three committees: the Compensation Committee, the Corporate Governance Committee and the Audit Committee, each of which is briefly described below. The Board of Directors has no other committees. All members of the committees are "independent" as defined by SEC rules.


Compensation Committee

The Compensation Committee reviews and approves the Company's compensation philosophy and programs covering executive officers and key management employees. The Committee also determines compensation of officers and senior employees of the Company (other than the Chief Executive Officer) and makes recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer of the Company. The Compensation Committee also determines any grants of stock or stock options. The Compensation Committee met one time in fiscal 2005. The Company's Compensation Committee currently consists of Robert Lindman, Hugh McDaniel and Pamela Whitney.


Corporate Governance Committee

The Corporate Governance Committee addresses all matters of corporate governance, evaluates qualifications and candidates for positions on the Board, evaluates the performance of the Chief Executive Officer and the Board, and reviews succession plans and senior management performance. The Corporate Governance Committee did not meet in fiscal year 2005 and, as a result, the full Board of Directors nominated the director candidates named in this Proxy Statement. The Company's Corporate Governance Committee currently consists of Robert Lindman, Hugh McDaniel and Pamela Whitney. The Corporate Governance Committee does not have a charter. The Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by shareholders because the size and profile of the Company make it preferable for identification and evaluation of potential candidates to occur on a case-by-case basis.


Audit Committee

The Audit Committee meets with management to review the scope and results of audits performed by the Company's independent accountants. The Audit Committee also meets with the independent auditors and with appropriate Company financial personnel about internal controls and financial reporting. The Audit Committee is the agent of the Board of Directors in assuring the adequacy of the Company's financial, accounting and reporting control processes. The Audit Committee is also responsible for recommending to the Board of Directors the appointment of the Company's independent accountants. The Audit Committee met once in fiscal year 2005 by telephone and all members of the Audit Committee attended the meeting. The Audit Committee currently consists of Robert Lindman, Hugh McDaniel and Pamela Whitney. The Company's Board of Directors will follow the advice of the Audit Committee on transactions that could have the potential appearance of not being at arm's length. The Audit Committee has determined that Pamela Whitney is an "audit committee financial expert" and is "independent" as defined by SEC rules.


Security holder Communications

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board of Directors or specified individual directors by addressing their communication to Chief Executive Officer, Oakridge Holdings, Inc., 4820 - 120th Street West, Apple Valley, Minnesota 55124-8628 by U.S. mail. The communications will be collected by the Chief Executive Officer and delivered, in the form received, to the Board or, if so addressed, to a specified director.

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company's annual meetings of shareholders. The Company has always encouraged its directors to attend its annual meeting of shareholders and expects to continue this policy. In 2004, five Company directors attended the Company's annual meeting of shareholders.


Direction Compensation

Each non-employee director of the Company is paid a $2,000 annual retainer fee, and all out-of-pocket expenses incurred on behalf of the Company are reimbursed.


Certain Relationships and Related Transactions

In the ordinary course of business, we may from time to time engage in transactions with other corporations or individuals whose officers or directors are also directors of the Company.
In all cases, these transactions are conducted on an arm's length basis, and none of the transactions require more specific disclosure under applicable SEC rules and regulations.

During fiscal 2005 and fiscal 2004, amounts paid for non-audit compliance services to entities related to the Chief Executive
Officer were $15,891 and $17,410 respectively.


Principal Shareholders and Beneficial Ownership of Management

The following table sets forth information regarding beneficial ownership of Common Stock on October 31, 2005 by each person who is a beneficial owner of more than 5% of the Common Stock issued and outstanding, by each executive officer named in the Summary Compensation Table, by each director and nominee and all officers and directors as a group. The address for all executive officers and directors of the Company is the Company's business address.


            Name                      Number of shares   Percent of
                                        beneficially       Class
                                          owned(1)
Robert C. Harvey*                        433,579(2)        28.0%
Robert B. Gregor*                        197,689(3)        13.0%
Hugh McDaniel*                                5,100         0.3%
Pamela Whitney*                                  --           --
Robert Lindman*                                  --           --
Jerry Kenline                            215,000(4)       13.02%
All directors and executive              636,368(2,3)        41.3%
officers as a group (5
persons)

* Indicates directors and executive officers.
(1)Unless otherwise noted, all shares shown are held by persons possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member or a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(2)Includes 72,557 shares held by Mr. Harvey's wife and children in which Mr. Harvey may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership.
Includes 110,000 shares that could be acquired upon conversion of a convertible subordinated debenture.

(3)Includes 8,125 shares held by Mr. Gregor's wife and children in which Mr. Gregor may be deemed to share voting an investment power, but as to which he disclaims beneficial ownership. Also, 112,564 are held jointly by Mr. Gregor and his wife. Includes 35,000 shares that could be acquired upon exercise of an option and the conversion of the convertible subordinated debenture.

(4)75,000 of the 215,000 shares total listed in the table are shares that could be acquired upon exercise of the convertible subordinated debenture.

Executive Compensation and Other Benefits
Summary of Cash and Certain Other Compensation
The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and each of the other most highly compensated Executive Officers of the Company receiving remuneration exceeding $100,000 in fiscal year 2005.

                   SUMMARY COMPENSATION TABLE
                       Annual Compensation
     Name and       Fiscal                        Other Annual
Principal Position   Year    Salary    Bonus    Compensation(3)
Robert C. Harvey(1)  2005   $220,738     -             -
Chairman of the      2004   $198,400     -             -
Board, Chief         2003   $189,000     -             -
Executive Officer
and Chief Financial
Officer

Robert B. Gregor(2)  2005   $185,956     -            $260
Secretary and Vice   2004   $149,659     -            $676
President of         2003   $121,899     -            $260
Marketing and Sales

(1)Mr. Harvey was first employed by the Company as Chairman of the Board and Chief Executive Officer in November 1992.
(2)Mr. Gregor was first employed by the Company as Vice President of Marketing and Sales in January 1, 1999.
(3)Consists of Medical Insurance Payments.
Option Grants and Exercises
The Company did not grant any options to its executive officers during fiscal year 2005.

                                AGGREGATE OPTION
                          EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
                                     Number of Shares         Value of Unexercised
                                  Underlying Unexercised      In-The-Money Options
                                Options at Fiscal Year-End   at Fiscal Year-End(1)
            Shares
           Acquired
              On       Value
  Name     Exercise   Realized  Exercisable Unexercisable  Exercisable  Unexercisable
Robert C.
Harvey         -         -           -            -            $-            $-

Robert B.
Gregor         -         -        10,000          -            $-            $-

 (1) Value is based on the difference between the per share average bid and asked prices of the Company's Common Stock on June 30, 2005 ($1.13 per share) and the exercise price of the options. At June 30, 2005, all options were out-of-the-money.

Employment Agreements
The Company currently has no employment agreements with its executive officers. A new contract with Mr. Harvey is presently being negotiated.

PROPOSAL NO. 2 -- RELATIONSHIP WITH AND APPOINTMENT OF
INDEPENDENT AUDITORS

The Board of Directors has selected WIPFLI LLP, independent auditors, to audit the financial statements of the Company for the year ending June 30, 2006 and recommends that the shareholders vote for confirmation of such selection. Confirmation will require the affirmative vote by holders of a majority of shares present in person or represented by proxy, and entitled to vote on the matter.
Representatives of WIPFLI LLP are expected to be present at the Annual Meeting with opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF WIPFLI LLP AS THE COMPANY'S
AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file.
To the Company's knowledge based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who own more than 10% of our common stock were complied with in fiscal year 2005.

Audit Committee Report
The Audit Committee of the Board of Directors consists of three members, Hugh McDaniel, Robert Lindman and Pamela Whitney, all of which are independent as that term is defined in Rule 4200(a) of the National Association of Securities Dealers' Marketplace Rules.
The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes.
The Board of Directors has adopted a written charter of the Audit Committee, which was attached as Appendix A to the proxy statement for the 2004 Annual Meeting of Shareholders.
Management has primary responsibility for the Company's financial statements and the overall reporting process, including its system of internal controls. WIPFLI LLP, the Company's independent auditors, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects our financial position, results of operations and cash flow under generally accepted accounting principles.
In fulfilling its responsibilities for the review of the Audited Consolidated Financial Statements for the year ended June 30, 2005, the Audit Committee:
- Reviewed and discussed the audited consolidated financial statements for the year ended June 30, 2005 with management and WIPFLI LLP.
- Discussed with WIPFLI LLP the matters required to be discussed in Statement of Auditing Standards No. 61 regarding communication with audit committees.
- Received written disclosure and the letter from WIPFLI LLP required by Independence Standards Board No. 1 and have discussed with the auditors the auditor's independence.
Based upon this review, the Audit Committee recommended to the full Board of Directors that the Audited Consolidated Financial Statements to be included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2005 filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
ROBERT LINDMAN
HUGH MCDANIEL
PAMELA WHITNEY

Audit Fees
Aggregate fees for professional services rendered for the Company by WIPFLI LLP, for the years ended June 30, 2005, and 2004, were:

                                           Fiscal       Fiscal
                                            2005         2004

Audit Fees                                 $57,000     $47,485
Audit-Related Fees                            -           -
Tax Fees                                      -           -
All Other Fees                                -           -
     Total                                 $57,000     $47,485

The Audit Fees for the years ended June 30, 2005, and 2004, were the amounts billed for professional services in connection with the audits of the consolidated financial statements of the Company and Securities and Exchange quarterly (10-QSB) and yearly (10-KSB) filings.
The de minimis exception was not used for any fees paid to WIPFLI
LLP.
The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining by the independence of WIPFLI LLP.

Preapproval Policies and Procedures
Rules adopted by the Securities and Exchange Commission in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. All auditing services and non-audit services provided by WIPFLI LLP must be preapproved by the Audit Committee. The non-audit services specified in Section 10A(g) of the Securities Exchange Act of 1934 may not be provided by WIPFLI LLP.
     In addition, the Audit Committee has adopted policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee's responsibilities to management.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for the fiscal year ending June 30, 2006, is expected to be held on or about December 12, 2006, and proxy materials in connection with that meeting are expected to be mailed on or about November 1, 2006. Except as indicated below, shareholder proposals prepared in accordance with the proxy rules must be received by the Company by July 1, 2006 for inclusion in the proxy statement for the Company's 2006 annual meeting. Any other shareholder proposal must be received by the Company at its principal executive office no later than September 18, 2006 in order to be presented at the 2006 annual meeting of shareholders.

OTHER MATTERS
The management of the Company knows of no matter other than the foregoing to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have a discretionary authority to vote on the proposal.

MISCELLANEOUS
THE ANNUAL REPORT OF THE COMPANY FOR THE YEAR ENDED JUNE 30, 2005 IS ENCLOSED HEREWITH. SHAREHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO: CORPORATE SECRETARY, OAKRIDGE HOLDINGS, INC., 4810 - 120TH STREET WEST, APPLE VALLEY, MINNESOTA 55124-8628.


                              By Order of the Board of Directors
                              /s/ Robert Gregor
                              Robert Gregor
                              Secretary

October 31, 2005